Exhibit 99.1
BANK OF AMERICA, N.A.,
as Administrative Agent
100 Federal Street
Boston, MA 02110
May 8, 2009
VIA FEDEX AND BY FACSIMILE AND E-MAIL
Regent Communications, Inc.
Regent Broadcasting, LLC
100 East River Center Boulevard
9th Floor
Covington, KY 41011

Attention:	Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer

Re:	Notice of Event of Default Reservation of Rights Senior Secured Credit Facilities
Ladies and Gentlemen:
     Reference is made to the Credit Agreement, dated as of November 21, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among: (a) Regent Broadcasting, LLC, a Delaware limited liability company (hereinafter, together with its successors in title and assigns, called, the “Borrower”); (b) Regent Communications, Inc., a Delaware corporation (hereinafter, together with its successors in title and assigns, the “Parent Company”); (c) the several financial institutions from time to time party to the Credit Agreement as lenders thereunder (collectively, “Lenders”); and (d) Bank of America, N.A., as the administrative agent for the Lenders and other Secured Parties (hereinafter, together with its successors in title and assigns, called the “Administrative Agent”). All capitalized terms used herein which are not defined herein, but which are defined in or by reference in the Credit Agreement, shall have the same respective meanings herein as the meanings specified in the Credit Agreement.
     The principal purpose of this letter is to give you formal written notice of the occurrence and continuation of certain Events of Default under the Credit Agreement and expressly to reserve the rights and remedies of the Lenders and other Secured Parties under the Loan Documents as a consequence of the occurrence and continuation of such Events of Default.
     1. Background. The Principal Companies are required by the terms of Section 7.1(a) of the Credit Agreement to deliver to the Administrative Agent, not later than ninety (90) days after the end of the Fiscal Year ended December 31, 2008 (the “2008 Fiscal Year”), the audited financial statements of the Parent Company and its consolidated Subsidiaries as at the end of and for the 2008 Fiscal Year, such audited financial statements to be accompanied by the opinion of the Independent Public Accountant, and such opinion to be issued without Impermissible Qualification. The Administrative Agent has not received from the Principal Companies, for the 2008 Fiscal Year, audited financial statements of the Parent Company and its consolidated Subsidiaries that comply with the terms of Section 7.1(a) of the Credit Agreement. As a consequence of the failure of the Principal Companies to deliver such audited financial statements to the Administrative Agent by March 31, 2009 (i.e., not later than ninety (90) days after the end of the 2008 Fiscal Year), a Default of the kind described in Section 9.1.3 of the Credit

Regent Communications, Inc.
Regent Broadcasting, LLC
May 8, 2009

Agreement occurred on and as of April 1, 2009 (the “Initial Default”). On April 1, 2009, we, on behalf of the Lenders and other Secured Parties, gave the Parent Company and the Borrower formal written notice of the occurrence and continuation of the Initial Default (the “Initial Default Notice”) and that, if the Initial Default continued unremedied for more than thirty (30) days after the Initial Default Notice was given to you, the Initial Default would become and be an Event of Default under Section 9.1.3 of the Credit Agreement. The Initial Default has not been waived or remedied and is continuing under the Credit Agreement.
     2. Specified Events of Default. For purposes of Section 9.1.3 of the Credit Agreement, this letter is intended to be a written notice to the Parent Company and the Borrower that, because the Initial Default has continued unremedied for more than thirty (30) days after the Initial Default Notice was given to you, the Initial Default has become and is an Event of Default under Section 9.1.3 of the Credit Agreement (the “Initial Event of Default”). Additionally, as a result of the failure of an Authorized Officer of the Parent Company or the Borrower to give prompt written notice to the Administrative Agent of the Initial Default in accordance with Section 7.3(a) of the Credit Agreement, an Event of Default has occurred and is continuing under Section 9.1.2 of the Credit Agreement (the “Notice Event of Default” and together with the Initial Event of Default, the “Specified Events of Default”). You are advised that the Administrative Agent and the Secured Parties require strict performance by the Credit Parties of all of their respective obligations, agreements and covenants contained in the Credit Agreement and the other Loan Documents, and no inaction or action regarding any such breach is intended to be or shall be a waiver thereof.
     3. Other Events of Default. The Initial Default and the Specified Events of Default described herein are based upon the information available to the Administrative Agent on the date hereof and shall not be deemed to preclude the existence of other Defaults or Events of Default. The failure of the Administrative Agent to give notice to the Borrower of any such other Defaults or Events of Default is not intended to be, nor shall be, a waiver thereof. Furthermore, the Administrative Agent’s and the Secured Parties’ past, present or future failure to exercise available rights and remedies notwithstanding the existence of a Default or Event of Default are not intended to, and shall not (a) operate as a waiver of rights and remedies available to the Administrative Agent or any Secured Party pursuant to the Loan Documents or (b) indicate an agreement on the Administrative Agent’s or any Secured Party’s part to forbear from exercising its rights and remedies, all of which are expressly reserved.
     4. Default Interest. The Administrative Agent, at the request of the Required Lenders, hereby provides you notice that, from and after the date hereof and for so long as any one or more Events of Default shall be continuing (a) the entire unpaid principal amount of all of the Loans shall bear interest at a rate per annum equal to rate otherwise applicable thereto plus two percent (2%) and (b) all other overdue amounts shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, as more particularly described in the Credit Agreement
     5. No Waiver of Conditions Precedent; etc. The conditions precedent to the making of any additional Credit Extensions are set forth in Section 5.3 of the Credit Agreement. Under Section 5.3.1, none of the Lenders or the Issuing Lender is obligated to honor any Borrowing Request or to make any further Credit Extensions so long as the Initial Default or the Specified Events of Default shall be continuing. The conditions precedent in Section 5.3.1 have not been waived, and no additional Credit Extensions will be made under the Credit Agreement so long as any Default or Event of Default is continuing. Additionally, in no event and under no circumstance shall any past or future discussions with the Administrative Agent or any Secured Party, or any forbearance by the Administrative Agent and the Secured Parties of the rights and remedies under the Loan Documents, serve to (a) cause a modification of the Loan Documents, (b) establish a custom with respect to any of the Loan Documents, (c) operate as a waiver of any existing or future Default or Event of Default under the Loan Documents, (d) entitle the Borrower or any other Credit Party to any notice or demand whatsoever beyond those required by the Loan Documents, (e) in any way modify, change, impair affect, diminish or release any of the Credit Parties’ obligations or liability under the Loan Documents or any other liability you may have to the Administrative Agent or any Secured Party or (f) waive, limit or condition the Administrative Agent’s or any Secured Party’s rights and remedies under the Loan Documents, all of which rights and remedies are expressly reserved.

Regent Communications, Inc.
Regent Broadcasting, LLC
May 8, 2009

     6. Reservation of Rights. At the present time, other than as specifically set forth in this letter, the Administrative Agent, the Lenders and the other Secured Parties have elected not to pursue any their remedies under the Credit Agreement, the other Loan Documents or Applicable Law. Notwithstanding the foregoing, on behalf of the Lenders and other Secured Parties, we hereby expressly reserve all of the continuing rights and remedies of the Secured Parties under the Loan Documents and with respect to the Collateral and under Applicable Law as a result of the occurrence and continuation of any Event of Default.
     Should you have any questions regarding any of the foregoing, please contact us.
Very truly yours,
BANK OF AMERICA, N.A.,
    as Administrative Agent

By:	/s/ Tyler D. Levings Name: Tyler D. Levings
Title: Senior Vice President